EXHIBIT 8B(i)

                     LOAN PURCHASE AND ASSUMPTION AGREEMENT

         This PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") dated as of May 31, 1996 by and between Rushmore Trust and Savings, FSB, Bethesda, Maryland ("Rushmore") and AmericasBank (in organization), Towson, Maryland ("AmericasBank").

         AmericasBank desires to purchase certain Loans, and assume all liabilities related thereto, associated with Rushmore's branch banking office located at 3621 East Lombard Street, Baltimore, Maryland 21224, (the "Baltimore Branch") subject to the terms and conditions and based upon Rushmore's representations, warranties, and agreements hereinafter expressed.

         Rushmore desires to sell to AmericasBank certain Loans, and to have AmericasBank assume all liabilities related thereto, associated with the
Baltimore Branch, subject to the terms and conditions and based upon AmericasBank's representations, warranties, and agreements hereinafter expressed.

         In  consideration  of  the  mutual  covenants  and  agreements   herein
contained and the mutual benefits to be derived herefrom, the parties hereto do hereby agree as follows:

         1. Effective Date and Closing. The closing of the transactions provided for herein (the "Closing") shall be at the close of business on the effective date of the sale of Rushmore's Baltimore Branch and the assumption of the liabilities by AmericasBank, at which time title to and possession of the Loans to be sold hereunder will be transferred from Rushmore to AmericasBank in accordance with the procedures set forth in Section 5 hereof ("Effective Date").

         2. Events Preceding Effectiveness. On or before the Effective Date, the following shall have occurred:

                  (a) a majority of each of the Executive Committee of the Board of Directors or the Board of Directors of AmericasBank and a disinterested majority of the Board of Directors of Rushmore shall have approved this Agreement and the transactions provided for herein; and



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                  (b)  the  OTS  and the FDIC shall have approved this Agreement and transactions provided for herein.

                  (c) the closing of the sale of the Baltimore Branch to AmericasBank referred to in Section 1 hereof.

         3. Loans to be Purchased and Liabilities to be Assumed. The following Loans shall be purchased and liabilities shall be assumed hereunder:

                  3.1 Loans to be Purchased. Rushmore shall sell to AmericasBank and AmericasBank shall purchase from Rushmore each of the following Loans of Rushmore at the Baltimore Branch (the "Loans").

                           (a) All loans as selected by Rushmore as of the close
of business on the Effective Date (the "Loans").

                  3.2   Liabilities  Assumed.  AmericasBank  shall   assume  all
liabilities, including, but without limitation, all escrow liabilities, and obligations of Rushmore in connection with the purchase of the Loans or otherwise.

         4. Purchase Price, Adjustments, and Payment. The purchase price for the Loans shall be the amount shown in Section 4.1 (the "Purchase Price").

                  4.1 Purchase Price of Loans. At Closing, AmericasBank shall pay to Rushmore in cash the following purchase price for the Loans:

                           (a)  The  unpaid  principal balance of the Loans plus
accrued interest, less aggregate escrow balances, plus $50,000.

                  4.2 Payment of the Purchase Price. In settlement of the Purchase Price:

                           (a)  Rushmore shall transfer without recourse  all of
the loans to AmericasBank;

         5.       Closing Events. At the Closing:

                  Loans. Rushmore shall deliver to AmericasBank a revised list of all the Loans as of the Effective Date, and shall execute


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an Agreement of  Assignment  of Loans in the form of Exhibit A.  Rushmore  shall also deliver to AmericasBank all original Notes evidencing the Loans and all documentation related to the Loans and shall execute all forms and other documents as AmericasBank may reasonably require to evidence the transfer or assignment of the Loans and all related security interests to AmericasBank. AmericasBank shall pay the cost of recording all forms evidencing the transfer or assignment of the Loans and all related security interests to AmericasBank.

         6.  Collections on the Loans. After the Effective Date:

                  6.1 Right to Collect. AmericasBank shall have the sole right to make collections with respect to all Loans.

                  6.2 Notice to Borrowers. Rushmore will execute notices to each person who is obligated on each Loan that the Loans have been sold, transferred, and assigned to AmericasBank. All such notices shall be mailed or delivered by AmericasBank and shall be in a form prepared by AmericasBank and approved by Rushmore. Rushmore will thereafter promptly turn over to AmericasBank, in the form received and properly endorsed, all checks, drafts, money orders, or other instruments of payment that may come into the possession of Rushmore as payment of the Loans sold hereunder and will execute in the name of Rushmore releases, discharges, satisfactions, and any and all other documents required to be executed in connection with such Loans.

                  6.3 Power of Attorney. Rushmore hereby names, constitutes, and appoints AmericasBank or any of its officers, agents, employees, or representatives, its duly authorized attorney and agent with full power and authority to endorse notes, and/or security instruments, or any other such documentation relating to the Loans in Rushmore's name, to receive and collect any and all monies due under such Loans, and to enforce performance of all Loans and instruments covered thereby.

                  6.4 Modification of Loans. AmericasBank shall have the right to release any and all instruments of record or any debtors or guarantors of such instruments and to supplement or replace such instruments, debtors, or guarantors with any like or similar instruments, debtors, or guarantors, to extend or modify periods of time of payment or any other terms or provisions of such instruments and, generally, to do and perform any and all things


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necessary and incident to collection of the Loans with equal rights, privileges, and powers which Rushmore has or was entitled to exercise.

         7.  Representations  and  Warranties  of  Rushmore.   Rushmore   hereby
represents and warrants to AmericasBank as follows:

                  7.1 Organization and Standing of Rushmore. Rushmore is an organized and validly existing federal savings bank, in good standing, under the laws of the United States of America, has the corporate power and authority to conduct its business as it is now being conducted.

                  7.2 Absence of Certain Changes or Events. Except as heretofore disclosed in writing to AmericasBank since May 1, 1996, there has not been any change in the Loans to be purchased or liabilities to be assumed, other than changes in the ordinary course of business which have not been materially adverse.

                  7.3 No Conflict with Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereunder will result in any material violation, termination, or modification of, or be in conflict with, any terms of any contract or other instrument to which Rushmore is a party, or of any material judgment, decree, or order applicable to Rushmore, or result in the creation of any material lien, charge, or encumbrance upon the property or Loans being sold hereunder.

                  7.4 Title to Loans: Absence of Liens and Encumbrances. Rushmore, to the best of its knowledge, has good title to the Loans free and clear of all material pledges, liens, encumbrances, and adverse claims of any kind or character, Rushmore is duly authorized to transfer and assign the Loans to AmericasBank subject to receipt of regulatory approval.

                  7.5 Litigation, etc. Except as heretofore disclosed in writing to AmericasBank, there is no litigation, proceeding, or investigation pending or, to the knowledge of Rushmore, threatened against it with respect to the operation of the Baltimore Branch which would result in any material adverse change in the business or financial condition of the Baltimore Branch or any material liability on the part of Rushmore.



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                  7.6 Authority.  The execution,  delivery,  and  performance of this Agreement by Rushmore have been duly and validly authorized by its Board of Directors, subject only to the requisite approval by appropriate governmental regulatory authorities.

                  7.7 Loan Documentation and Related Matters. (a) The list of the Loans contained in Exhibit A hereto is a complete and accurate list of May _, 1996 or a later date; (b) to Rushmore's knowledge each obligor had, at the time of execution thereof, full capacity to contract; (c) to Rushmore's knowledge, each of the documents is genuine, is a good and valid instrument, and in all material respects is what it purports to be; (d) Rushmore has paid or caused to be paid any and all license, franchise, intangible, stamp, or other tax or fee due and owing prior to the Effective Date to any state where the Loans originated, or any political subdivision thereof, arising from or growing out of the acquisition, collection, or holding of any of the Loans; and (e) neither Rushmore nor to its knowledge any of its agents, officers, employees, or representatives has been guilty of any civil or criminal fraud with respect to the creation of any of the Loans or with respect to this transfer, assignment, and sale to AmericasBank; and (f) to the best of our knowledge the Loans are enforceable in accordance with their terms and secured by a lien against real property, that each lien is documented by a valid, recorded, and enforceable Mortgage or Deed of Trust, and supported by an appraisal accurately reflecting the value of the security at the time of origination of the Loan.

                  7.8 Loan Data. Data and information provided to AmericasBank by Rushmore regarding the Loans which were used by AmericasBank in determining the purchase price shown in Sections 4.1 accurately reflects the characteristics of the Loans and historical experience with such Loans in all material respects.

                  7.9 Loan Reserve. Rushmore's loan reserve is maintained in accordance with the loan loss reserve policy of Rushmore in effect May _, 1996.

                  7.10 Additions to Loan Reserve. Rushmore, as an accommodation to AmericasBank, will make a provision to its loan loss reserve if requested by AmericasBank immediately prior to Closing and subject to the satisfaction of all the conditions precedent provided in Section 12. The provision will be the lesser of 1% of the unpaid balance of the loans or $50,000.


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         8.  Representations and Warranties of AmericasBank. AmericasBank hereby represents and warrants to Rushmore as follows:

                  8.1 Organization and Standing of AmericasBank. At the time of Closing, AmericasBank will be a duly organized and validly existing federal savings bank, will be in good standing under the laws of the United States of America, will have the corporate power and authority to conduct its business to be conducted.

                  8.2 No Conflict with Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, or modification of or be in conflict with, any terms of any contract or other instrument to which AmericasBank is a party, or of any judgment, decree, or order applicable to AmericasBank.

                  8.3 Authority. The execution, delivery, and performance of this Agreement by AmericasBank have been duly and validly authorized by its Board of Directors or the Executive Committee of its Board of Directors, or the Founders Group, subject only to approval by appropriate governmental regulatory authorities.

                  8.4 Litigation, etc. At the time of Closing, there will be no litigation, proceeding, or investigation pending or, to the knowledge of AmericasBank, threatened against it which might result in any material adverse change in the business or financial condition of AmericasBank or any material liability on the part of AmericasBank which questions the validity of this Agreement or of any action taken or to be taken pursuant hereto or in connection herewith.

         9. Covenants of Rushmore. Except as otherwise consented to in writing by AmericasBank after the date of this Agreement, Rushmore covenants to and agrees with AmericasBank as follows:

                  9.1 Information. Rushmore will give to AmericasBank and to its officers, accountants, counsel, and other representatives full access during Rushmore's normal business hours upon reasonable notice throughout the period prior to the Effective Date to all of Rushmore's records which relate to the Loans. Rushmore will furnish AmericasBank during such period with all such information concerning the Loans as AmericasBank may reasonably request, including information for use in necessary filings to be made with


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appropriate  governmental regulatory authorities. AmericasBank shall observe its duty of confidentiality regarding such information.

                  9.2 Conduct of Rushmore's Business. Rushmore shall continue in effect the present method of conducting business at the Baltimore Branch (excluding bankwide changes) except as otherwise consented to by AmericasBank.

                  9.3 Customer Information. Rushmore shall, upon the execution of this Agreement, make available to AmericasBank all material information regarding the Loans (consistent with applicable law), account numbers and amounts, maturity schedules, and other data necessary to effect an orderly transfer of the Loans at Closing. AmericasBank shall observe its duty of confidentiality regarding such information. Provided AmericasBank receives the prior written approval of Rushmore as to the timing and content of any contact prior to the Effective Date with Rushmore's customers, which approval will not be unreasonably withheld, AmericasBank may contact the Borrowers of Rushmore whose Loans are being sold pursuant to this Agreement no sooner than 30 days prior to closing.

                  9.4 Execution of Additional Documents. Rushmore will execute all documents that AmericasBank may reasonably require to evidence Rushmore's ownership of the Loans.

                  9.5 Notice to Borrowers. Rushmore will contact each person having a Loan at the Baltimore Branch and will, at least 30 days prior to the Closing, advise such persons in writing that their Loan will be transferred and assumed by AmericasBank hereunder unless other arrangements are made by the Borrower, the form of the notice provided to the Borrowers shall be in a form satisfactory to AmericasBank and shall authorize AmericasBank to receive information on each of the Borrower's Accounts prior to the Effective Date unless the customer objects.

         10. Covenants of AmericasBank. Except as otherwise consented to in writing by Rushmore after the date of this Agreement, AmericasBank covenants to and agrees with Rushmore as follows:

                  10.1 Performance. Subject to Rushmore's representations and warranties contained in this Agreement, AmericasBank will accept the Loans and assume and perform its obligations under this Agreement and the accompanying Exhibits.



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                  10.2  Protection of  Information.  AmericasBank  will hold all customer lists and account information provided by Rushmore in confidence except to the extent that it is required to disclose such information to stockholders, to the public, or in filings with governmental regulatory authorities. In the event the sale and purchase of the Loans as provided in this Agreement are not consummated, AmericasBank agrees that it will return all customer lists and account information provided by Rushmore and all copies of abstracts thereof made by AmericasBank and shall not in any manner retain, use, or disclose the customer lists and accounts provided by Rushmore. AmericasBank will make available to Rushmore during normal business hours and at Rushmore's expense copies of all documents relating to the Loans for any appropriate and noncompetitive business reasons.

         11. Conditions Precedent to AmericasBank's Obligations Hereunder. Unless waived in writing by AmericasBank in its sole discretion, all obligations of AmericasBank hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

                  11.1 Representations, Warranties and Covenants. The representations and warranties of Rushmore herein contained shall be true as of the Effective Date, shall be deemed made again at and as of the Effective Date, and shall be true as so made again; Rushmore shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date; and AmericasBank shall have received from Rushmore an officers' certificate in such detail as AmericasBank may reasonably request, dated the Effective Date and signed by its president or senior executive vice president and cashier or secretary, to the foregoing effect.

                  11.2 Events Preceding to the Effective Date. Each of the events set forth in Section 2 shall have occurred.

                  11.3 Procedures. AmericasBank and Rushmore shall have agreed upon the procedures, mechanical processes, and other details necessary to transfer the Loans in accordance with this Agreement and the attached Exhibits.

                  11.4   No  Adverse  Proceedings  or   Events.   No  action  or
proceeding  against   AmericasBank  of  the  consummation  of  the  transactions contemplated by this Agreement shall have been


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instituted or threatened or any  investigations  undertaken that might result in any such action or proceeding, no order of any court entered, and no other event shall have occurred or not occurred, on or before the Effective Date, which, in the opinion of AmericasBank's counsel, renders it impossible or inadvisable for legal reasons for AmericasBank to consummate the transactions contemplated by this Agreement.

                  11.5 Consents, etc. All requisite consents, undertakings, agreements, exercises, and terminations of any third parties shall have been obtained either to the satisfaction of AmericasBank or waived by AmericasBank.

         12. Conditions Precedent to Rushmore's Obligations Hereunder. Unless waived in writing by Rushmore in its sole discretion, all obligations of Rushmore hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions.

                  12.1 Representations, Warranties, and Covenants. The representations and warranties of AmericasBank herein contained shall be true as of the Effective Date, shall be deemed made again at and as of the Effective Date, and shall be true as so made again. AmericasBank shall have performed all obligations and compiled with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date; and shall have received from AmericasBank an officers' certificate in such detail as Rushmore may reasonably request, dated the Effective Date and signed by its president and cashiers or secretary, to the foregoing effect.

                  12.2 Events Preceding the Effective Date. Each of the events set forth in Section 2 shall have occurred.

                  12.3 Procedures. AmericasBank and Rushmore shall have agreed upon the procedures, mechanical processes, and other details necessary to transfer the Loans and assume the Liabilities in accordance with this Agreement and the attached exhibits.

                  12.4 No Adverse Proceedings or Events. No action or proceeding against Rushmore or the consummation of the transactions contemplated by this Agreement shall have been instituted or threatened or any investigations undertaken that might result in any such action or proceeding, no order of any court entered, and


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no other event shall have occurred or not  occurred,  on or before the Effective
Date, which, in the opinion of Rushmore's counsel, renders it impossible or inadvisable for legal reasons for Rushmore to consummate the transactions contemplated by this Agreement.

                  12.5 Consents, etc. All requisite consents, undertakings, agreements, exercises, and terminations of any third parties shall have been obtained either to the satisfaction of Rushmore or waived by Rushmore.

         13. Amendment of the Agreement. This Agreement may be amended at any time provided that any such amendment is in writing and is approved by both of the parties hereto.

                  13.1 Termination of Agreement. This Agreement shall terminate and be of no further force or effect as between the parties hereto, except as to liability for breach of any material covenant, agreement, representation, or warranty occurring or arising prior to the date of termination, upon the occurrence of any of the following:

                           (a) Immediately  upon  the  expiration of thirty (30)
days from the date that Rushmore has given notice to AmericasBank of a breach or default by AmericasBank in the performance of any covenant, agreement, representation, warranty, duty, or obligation hereunder, provided, however, that no such termination shall be effective if, within such thirty (30) day period, AmericasBank shall have substantially corrected and cured, to Rushmore's reasonable satisfaction, the grounds for termination as set forth in such notice of termination or Rushmore shall have waived such default or breach or shall have extended the time for such cure;

                           (b) Immediately  upon  the  expiration of thirty (30)
days from the date that AmericasBank has given notice to Rushmore of a breach or default by Rushmore in the performance of any covenant, agreement, representation, warranty, duty, or obligation hereunder, provided, however that no such termination shall be effective if, within such thirty (30) day period, Rushmore shall have substantially corrected and cured, to AmericasBank's reasonable satisfaction, the grounds for termination as set forth in such notice of termination or AmericasBank shall have waived such default or breach or shall have extended the time for such cure; or



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                           (c)  By  the  Board  of  Directors of AmericasBank or
Rushmore, or the proper officers of either party acting pursuant to the authority of their respective Board of Directors, if the Closing has not occurred upon the latter of four months from the date of this Agreement or the date of approval by OTS of the issuance of the Charter, but, in any event, no later than October 31, 1996. Provided, however, that Rushmore agrees to grant, if needed, a reasonable extension of this date, provided, that the approval by OTS is imminent and AmericasBank has performed all that is required to pursue its Application for a new charter; provided, however, in no event later than December 31, 1996.

                  13.2 Immaterial Breach. Notwithstanding anything to the contrary contained herein, no party hereto shall have the right to terminate this Agreement on account of its own breach or because of any immaterial breach by any other party hereto of any covenant, agreement representation, warranty, duty, or obligation hereunder. Failure to clear an Encumbrance on an asset prior to Closing shall be an immaterial breach under this Section provided that such Encumbrance does not materially impair the value or use of the Asset.

                  13.3 Waiver of Right to Terminate. Any party may, at its election, waive any of its respective rights to terminate this Agreement under the foregoing provisions of this Section, and the parties shall be deemed to have waived such rights from and after the Closing Date even though actual settlement may have been delayed.

                  13.4 Effect of Termination. Except as otherwise provided in this Agreement, in the event of termination of this Agreement, each party shall be responsible for its own expenses and neither party shall be liable in damages to the other unless termination results from the breach or default of this Agreement by one of the parties.

         14. Expenses. Whether or not the transactions hereunder are consummated each party to this Agreement shall pay its own expenses relating hereto, including fees and disbursements of its counsel and accountants. Further, AmericasBank shall bear the costs of all regulatory filings and filing fees as they may apply to AmericasBank and the costs of mailings to Borrowers.



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         15. Notices.  All notices,  requests,  demands and other communications under or connected with this Agreement shall be in writing, and, (a) if to AmericasBank, shall be addressed to AmericasBank, Attention: J. Clarence Jameson III, 515 East Joppa Road, Towson, Maryland, 21286, and, if to Rushmore, shall be addressed to 4918 Fairmont Avenue, Bethesda, Maryland 20814, Attention: Daniel
L. O'Connor III. Any such notices, requests, demands, and other communications shall be mailed, postage prepaid, first class mail, or delivered personally and shall be sufficient and effective when delivered to or received at the address as specified. Each of the parties may change the address at which it is to receive communications by like written notice to the other.

                  15.1 Tax Information and Withholding. All tax information reporting and filing requirements and all tax withholding requirements with respect to the Real Property and Liabilities shall be the responsibility of Rushmore up to the Closing and the responsibility of AmericasBank thereafter.

                  15.2 Successors and Assigns. Except as otherwise provided by law, all terms and provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns, provided, however, that this Agreement and all rights, privileges, duties, and obligations of the parties hereto may not be assigned or delegated by either party hereto after the Closing Date without the written consent of the other party to this Agreement and provided further that in case of any such assignment or delegation, the party assigning or delegating also shall remain responsible as a party hereto.

                  15.3 Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                  15.4 Governing Law. This Agreement is made and entered into in the State of Maryland, and the laws of that State shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder, unless preempted by the laws of the United States.



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                  15.5  Partial  Invalidity.  If  any  portion of this Agreement shall be invalid or unenforceable, such unenforceability or invalidity shall not affect the remainder of the Agreement.

         16. Entire Agreement; Effect. This Agreement (including the Exhibits, list, schedules and documents delivered pursuant hereto, which are made a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Agreement supersedes any and all prior understandings, and it may not be changed, waived, discharged, or terminated orally, but only in writing by a party against which enforcement of the change, waiver, discharge or termination is sought.

         17. General. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, but shall not be assigned, and shall not create any rights in third parties, including stockholders or employees of either party hereto.

         IN  WITNESS  WHEREOF,   AmericasBank  and  Rushmore  have  caused  this
Agreement to be duly executed by their respective representatives, "hereunto duly authorized, as of the date first above written.

                                        AMERICASBANK (in formation)


                                        By: /s/ J. Clarence Jameson, III
                                            _________________________________
                                            J. CLARENCE JAMESON, III
                                            Duly Authorized Representative


                                        RUSHMORE TRUST AND SAVINGS, FSB


                                        By: /s/ Daniel L. O'Connor, III
                                            _________________________________
                                            Daniel L. O'Connor, III
                                            Duly Authorized Representative


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

                                LIST OF EXHIBITS



Exhibit                                                        Section in
 Number                    Title                               Agreement
   A.           Agreement of Assignment and
                Assumption of Total Accounts



The Registrant will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.


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